UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 30, 2008

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 30, 2008, the Board of Directors of Capital One Financial Corporation (the “Company”) approved certain amendments to the Company’s Bylaws, effective October 30, 2008.

The following description of the amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

•	Section 1.1 was amended to change the address of the Company’s registered agent within the State of Delaware.

•	Section 1.3 was amended to update the location of the Company’s headquarters from Falls Church, Virginia to McLean, Virginia.

•	Section 2.7 was amended to, among other things:

(a)	Clearly differentiate between director nominations and other business to be considered at an annual meeting;

(b)	Require that stockholders nominating persons for election to the Board of Directors must be stockholders of the Company at the time of the annual meeting;

(c)	Require a stockholder proponent to disclose fully all ownership interests, including derivatives, hedged positions and other economic and voting interests;

(d)	Clarify that to be eligible to be a nominee for election as a director, a person must provide certain information to the Secretary of the Company, including his or her background and qualifications; and

(e)	Clarify the advance notice requirements for special meetings.

•	Section 2.8 was amended to clearly describe when an election is “contested” and plurality voting applies and when it is “uncontested” and majority voting applies.

•	Section 6.7 was amended to clarify certain indemnification rights under the terms of the Bylaws.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Restated Bylaws of Capital One Financial Corporation (as restated on October 30, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: November 3, 2008	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

3.1	Restated Bylaws of Capital One Financial Corporation (as restated on October 30, 2008).